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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 6, 1998

                                 Interleaf, Inc.
             (Exact name of Registrant as specified in its charter)

     Massachusetts                      0-14713                04-2729042
(State or other jurisdiction          (Commission           (I.R.S. Employer
of incorporation)                     File Number)         Identification No.)

                 62 Fourth Avenue, Waltham, Massachusetts 02154
              (Address of principal executive offices and zip code)

               Registrant's telephone number, including area code:
                                 (781) 290-0710

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ITEM 4.  Changes in Registrant's Certifying Accountant.

(a) Information required by Item 304(a)(1) of Regulation S-K.

    i) Ernst & Young LLP was dismissed as the Registrant's independent accountants effective as of the close of business on July 6, 1998.

    ii) The reports of Ernst & Young LLP on the consolidated financial statements of the registrant at March 31, 1997 and March 31, 1998, and for the three years ended March 31, 1998, contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

    iii) The decision to change accountants was recommended by the Audit Committee of the Registrant's Board of Directors, and approved by the full Board of Directors of the Registrant.

    iv) In connection with its audits for the two most recent fiscal years and through June 30, 1998 there have been no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in their report on the financial statements for such years.

    (v) During the two most recent fiscal years and through June 30, 1998 there have been no reportable events (as defined in Regulation S-K
          Item 304(a)(1)(v)).

(b) Information required by Item 304(a)(2) of Regulation S-K.

    The Registrant engaged Price Waterhouse Coopers LLP as its new independent accountants as of July 7, 1998. During the most recent two fiscal years and through June 30, 1998, Interleaf, Inc. has not consulted with Price Waterhouse Coopers LLP on items which (1) were or should have been subject to SAS 50, or (2) concerned the subject matter of a disagreement or reportable event with the Registrant's former auditor (as defined in Regulation S-K Item 304(a)(2)).

The Registrant has requested that Ernst & Young LLP provide it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter, dated July 13, 1998, is filed as Exhibit 16 to this Form 8-K.

EXHIBITS

16. Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 13, 1998.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 13, 1998                   Interleaf, Inc.

                                              /s/ Craig Newfield
                                         --------------------------------
                                         By:      Craig Newfield
                                         Title:   General Counsel & Clerk